COMPANY STOCK OPTION AGREEMENT


                    COMPANY STOCK OPTION AGREEMENT, dated as of March 16,

          1995, by and between UP RAIL, INC., a Utah corporation (the

          "Purchaser"), and CHICAGO AND NORTH WESTERN TRANSPORTATION

          COMPANY, a Delaware corporation (the "Company").

                    WHEREAS, concurrently with the execution and delivery

          of this Agreement, the Purchaser, Union Pacific Corporation, a

          Utah corporation and the indirect parent of the Purchaser

          ("Parent"), and the Company are entering into an Agreement and

          Plan of Merger (the "Merger Agreement") providing, among other things, for the acquisition by Parent of the Company through a tender offer by the Purchaser (the "Offer") for all of the outstanding shares of Common Stock, $.01 par value per Share, of the Company (the "Shares") and the subsequent merger (the

          "Merger") of the Purchaser with and into the Company;

                    NOW, THEREFORE, in consideration of the respective

          representations, warranties, covenants and agreements set forth herein, the adequacy of which is hereby acknowledged, and

          intending to be legally bound hereby, the parties hereto agree as follows:

                    1.   Grant of Option.  The Company hereby grants the

          Purchaser an irrevocable option (the "Option") at its election to purchase at the price per Share paid by the Purchaser in the

          Offer (the "Option Price") such number of authorized but unissued

          Shares (the "Option Shares") as, when added to the number of

          Shares owned by Parent and its affiliates immediately prior to such purchase, would result in Parent and its affiliates owning
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          immediately thereafter 90.01% of the then outstanding Shares

          (assuming conversion of the Purchaser's non-voting shares of

          Common Stock of the Company into Shares); provided, however, that the Option is subject to the conditions that (a) the Purchaser shall have accepted all Shares validly tendered pursuant to the

          Offer for payment; (b) the Purchaser, together with its

          affiliates, shall own at least 85% and less than 90.01% of the number of Shares then outstanding (assuming conversion of the

          Purchaser's non-voting shares of Common Stock of the Company into

          Shares); and (c) as a result of the exercise of the Option the

          Purchaser and its affiliates shall own at least 90.01% of the outstanding Shares (assuming conversion of the Purchaser's non-voting shares of Common Stock of the Company into Shares).

                    2.   Closing.  Provided that the Purchaser exercises

          the Option, and that the conditions thereto in Section 1 above are satisfied, the purchase and sale hereunder shall occur at a closing (the "Closing") as promptly as practicable following the purchase of Shares by the Purchaser pursuant to the Offer.

                    3.   Expiration of Option.  The Option shall expire at

          the Effective Time (as defined in the Merger Agreement).

                    4    Payment of Option Price and Delivery of

          Certificates for Shares.  At the Closing, (a) the Company will deliver to the Purchaser a certificate or certificates

          representing the number of Option Shares being purchased upon exercise of the Option, registered in the name of the Purchaser or such subsidiary thereof as the Purchaser shall designate, and


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          (b) in full payment for the Option Shares, the Purchaser will deliver to the Company the aggregate price for the Option Shares being purchased by wire transfer of immediately available funds or certified or bank check.

                    5.   Representations and Warranties of the Company.

          The Company represents and warrants to the Purchaser that (a) the

          Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; (b) the

          execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other proceedings on the part of the Company are necessary to authorize this Agreement or any of the

          transactions contemplated hereby; and (c) this Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the

          Purchaser, constitutes a valid and binding obligation of the

          Company, enforceable against the Company in accordance with its terms.

                    6.   Representations and Warranties of the Purchaser.

          The Purchaser represents and warrants to the Company that (a) the

          Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has the corporate power and authority to enter into this Agreement and to


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          consummate the transactions contemplated hereby; (b) the

          execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser and no other proceedings on the part of the Purchaser are necessary to authorize this

          Agreement or any of the transactions contemplated hereby; and

          (c) this Agreement has been duly executed and delivered by the

          Purchaser and, assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

                    7.   Filings and Consents.  The Purchaser and the

          Company each will use its best efforts to make all filings with,

          and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

                    8.   Covenant of the Company.  The Company shall not

          engage in any action or omit to take any action which would have the effect of preventing or disabling the Company from delivering the Option Shares to the Purchaser upon exercise of the Option or otherwise performing its obligations under this Agreement.

                    9.   Parties in Interest; Assignment.  No party to this

          Agreement may assign any of its rights or obligations under this

          Agreement without the prior written consent of the other party hereto, except that the rights and obligations of the Purchaser


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          hereunder may be assigned by the Purchaser to any direct or indirect wholly-owned subsidiary or Parent of the Purchaser, but no such assignment shall relieve the Purchaser of its obligations hereunder.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the successors and permitted assigns of the parties hereto.

                    10.  Specific Performance.  The parties hereto agree

          that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached and that each party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                    11.  Entire Agreement; Amendment.  This Agreement, and

          the documents referred to herein or delivered pursuant hereto which form a part hereof, contain the entire understanding of the parties hereto with respect to its subject matter.  There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.  This Agreement may not be amended except by an instrument in writing duly executed on behalf of both parties.

                    12.  Notices.  All notices, requests, claims, demands

          and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by telex or telegram


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          or mailed by registered or certified mail (postage prepaid,

          return receipt requested) to the respective parties as follows:

                    (a)  If to the Company:

                         Chicago and North Western
                           Transportation Company
                         165 North Canal Street
                         Chicago, IL  60606

                         Attention:   Chairman and Chief
                                        Executive Officer

                         with copies to:

                         Sonnenschein Nath & Rosenthal
                         8000 Sears Tower
                         Chicago, IL  60606

                         Attention:   Paul J. Miller, Esq.

                    (b)  If to the Purchaser:

                         Union Pacific Corporation
                         Martin Tower
                         Eighth & Eaton Avenues
                         Bethlehem, PA  18018

                         Attention:   Chairman and Chief
                                        Executive Officer

                         with a copy to:

                         Skadden, Arps, Slate, Meagher & Flom
                         919 Third Avenue
                         New York, New York  10022

                         Attention:  Paul T. Schnell, Esq.

          or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of changes of address shall only be effective upon receipt.

                    13.  Governing Law.  This Agreement shall be governed

          by and construed in accordance with the laws of the State of




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          Delaware without giving effect to the provisions thereof relating to conflicts of law.

                    14.  Severability of Provisions.  If any term,

          provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or

          unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                    15.  Further Assurances.  From time to time, at the

          other party's request and without further consideration, the

          Company and the Purchaser will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the

          transactions contemplated hereby, including, without limitation,

          to vest in the Purchaser good title to the Option Shares

          purchased hereunder.

                    16.  Descriptive Headings.  The headings contained in

          this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this

          Agreement.

                    17.  Counterparts.  This Agreement may be executed in

          counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same

          document.






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                    IN WITNESS WHEREOF, the Purchaser and the Company have
          caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                        UP RAIL, INC.


                                        By /s/ Carl von Bernuth
                                           Name:
                                           Title:


                                        CHICAGO AND NORTH WESTERN
                                        TRANSPORTATION COMPANY


                                        By /s/ Robert Schmiege
                                           Name:   Robert Schmiege
                                           Title:  Chairman, President and
                                                   Chief Executive Officer
































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